UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________________________________________________________________________________________________

FORM 8-K
_____________________________________________________________________________________________________________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: May 25, 2023
(Date of earliest event reported)
______________________________________________________________________________________
RING ENERGY, INC.
(Exact name of registrant as specified in its charter)
_______________________________________________________________________________________________________

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1725 Hughes Landing Blvd., Suite 900
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

(281) 397-3699
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	REI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 of this Current Report on Form 8-K, on May 25, 2023, at the 2023 annual meeting of stockholders (the “Meeting”) of Ring Energy, Inc. (the “Company”), the Company's stockholders approved the Company’s proposal for the election of nine individuals to serve as directors of the Company for one-year terms expiring on the date of the annual meeting of stockholders in 2024 or until their respective successors are elected and qualified.

As described in Item 5.07 of this Current Report on Form 8-K, on May 25, 2023, at the Meeting, the Company’s stockholders approved and adopted an amendment (the “Plan Amendment”) to the Ring Energy, Inc. 2021 Omnibus Incentive Plan (the “Plan”) to increase the shares available under the Plan by 6.0 million shares of common stock, $0.001 par value per share (the “Common Stock”). A copy of the Plan Amendment is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Meeting, the Company’s stockholders approved an amendment (the “Charter Amendment”) to the Articles of Incorporation of the Company to increase the authorized shares of Common Stock from 225 million to 450 million. A copy of the Charter Amendment as filed with the Secretary of State of the State of Nevada is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Meeting was held on May 25, 2023, at which the Company’s stockholders voted on the proposals identified below. These proposals were described in detail in the Company’s definitive Proxy Statement for the Meeting filed with the Securities and Exchange Commission on April 21, 2023.

At the close of business on March 28, 2023, the record date for the Meeting, 180,627,484 shares of Common Stock were issued and outstanding and entitled to vote at the Meeting. Stockholders owning a total of 138,658,322 shares of Common Stock were represented at the meeting, which represented approximately 76.8% of the shares of the Common Stock outstanding as of the record date for the Meeting.

Proposal 1 - Election of Directors

Each of the nine nominees for director was duly elected by the Company’s stockholders, with votes as follows:

Nominee	For	Withheld
Roy I. Ben-Dor	105,419,893	4,063,535
John A. Crum	97,481,503	12,001,925
David A. Habachy	105,418,736	4,064,692
Richard E. Harris	97,613,643	11,869,785
Paul D. McKinney	98,937,033	10,546,395
Thomas L. Mitchell	99,022,787	10,460,641
Anthony B. Petrelli	97,154,900	12,328,528
Regina Roesener	97,235,634	12,247,794
Clayton E. Woodrum	99,045,590	10,437,838

Proposal 2 – Vote on Increase in Authorized Shares

The stockholders approved the Charter Amendment to increase the authorized shares of Common Stock from 225 million to 450 million by the following vote:

For	Against	Abstentions
116,624,496	21,868,772	165,054

Proposal 3 – Vote on Increase in Shares Available Under the Plan

The stockholders approved the Plan Amendment to increase the shares available under the Plan by 6.0 million shares of Common Stock by the following vote:

For	Against	Abstentions	Broker Non-Votes
84,096,104	25,167,105	220,219	29,174,894

Proposal 4 - Advisory Vote on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, by the following vote:

For	Against	Abstentions	Broker Non-Votes
81,343,019	27,765,971	374,438	29,174,894

Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2023 by the following vote:

For	Against	Abstentions
134,180,343	3,778,316	699,663

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation, as amended, of Ring Energy, Inc.
10.1	Amendment No. 1 to the Ring Energy, Inc. 2021 Omnibus Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RING ENERGY, INC.

Date:	May 26, 2023	By:	/s/ Travis T. Thomas
Travis T. Thomas
Chief Financial Officer